Exhibit 99.1

Civista Bancshares Announces Retirement of Dennis Shaffer; Chuck Parcher to Become CEO

Sandusky, Ohio — Civista Bancshares, Inc. announced today that Dennis Shaffer, President and Chief Executive Officer of Civista Bancshares, Inc. and Chief Executive Officer of Civista Bank, will retire effective August 28, 2026, shortly after his 64th birthday.

At that time, Charles ‘Chuck’ Parcher, current President of Civista Bank, will assume the role of President and Chief Executive Officer of Civista Bancshares, Inc. and Civista Bank. Shaffer will remain actively involved as Chairman of the Board and will continue serving on the Board of Directors to support a seamless leadership transition.

Shaffer’s retirement marks more than 40 years of service in the banking industry. His career reflects a deep commitment to relationship banking, disciplined growth, and community-focused leadership.

“It has been an incredible honor to serve this organization and the communities we support,” said Shaffer. “I believe Civista is in a very strong position. We have a talented leadership team, a more than capable successor in Chuck, and employees across the organization who care deeply about our customers and our communities. That gives me great confidence in the future.”

Under Shaffer’s leadership, Civista strengthened its financial performance, enhanced its capital position, and continued to grow while maintaining its independence. He has consistently emphasized authenticity, accountability, and empathy as guiding leadership principles. In a recent internal interview recognizing his 40 years in banking, Shaffer shared that relationships have been the most rewarding part of his career, noting that the people he has worked alongside and served have been his greatest inspiration.

The Board of Directors initiated formal succession planning more than a year ago when Parcher was named President, positioning the organization for a thoughtful and orderly transition. Parcher has worked closely alongside Shaffer for several years and brings extensive executive leadership experience to the role.

“Dennis has led Civista with integrity, discipline, and a genuine commitment to people,” said Chuck Parcher, President of Civista Bank and incoming President and Chief Executive Officer. “He has been both a colleague and a mentor, and his steady leadership has positioned the bank for continued success. I am grateful for the foundation he has built and that he will remain as Chairman of the Board to help guide this next chapter. I look forward to leading our continued growth and service to our customers, employees, shareholders, and communities.”

The interim transition period reflects the Board’s long-standing commitment to stability and transparency. With numerous years in executive leadership and nearly two years of experience in the President role, Parcher has already assumed significant responsibilities, ensuring continuity in strategic direction and day-to-day operations.

Reflecting on his legacy, Shaffer has said he hopes Civista will be remembered as “a strong and well-run organization that earned its independence through strong earnings and prudent financial performance, and that grew by employing talented people who cared deeply about our customers and communities”.

Shaffer’s retirement marks the close of a distinguished career in banking leadership. The Board of Directors extends its sincere appreciation for his years of service and wishes him continued success and fulfillment in retirement.

As Civista enters its next chapter, the Board and executive leadership team remain focused on remaining independent by delivering continued growth, strong financial performance, and long-term value to customers, employees, shareholders, and the communities Civista serves.

About Civista Bancshares

Civista Bancshares, Inc., is a $4.3 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 44 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares' common shares are traded on the NASDAQ Capital Market under the symbol "CIVB". Learn more at www.civb.com.

For additional information, contact:

Dennis G. Shaffer

President and CEO

Civista Bancshares, Inc.

888-645-4121